SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 27, 2003

                            POINT THERAPEUTICS, INC.
               (Exact Name of Registrant as Specified in Charter)


                  DELAWARE                                 0-19410
           (State or Other Jurisdiction            (Commission File Number)
              of Incorporation)

                 125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (617) 933-2130

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Item 5.     Other Events

     On February 27, 2003, the Registrant issued a press release announcing the company's fourth quarter 2002 results.



Item 7.    Financial Statements and Exhibits.


Exhibit Number          Description of Document
--------------          -----------------------

99.1 Press release issued by the Registrant, dated February 27, 2003, announcing the company's fourth quarter 2002 results.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POINT THERAPEUTICS, INC.


                                  By:     /s/Donald R. Kiepert, Jr.
                                          -------------------------
                                  Name:   Donald R. Kiepert, Jr.
                                  Title:  President, Chief Executive Officer


                                  EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit     Description
-------     -----------
99.1        Press release issued by the Registrant, dated February 27, 2003, announcing the company's fourth quarter 2002 results.

                                                            Exhibit 99.1

Point Therapeutics Reports Fourth Quarter 2002 Financial Results

    BOSTON--(BUSINESS WIRE)--Feb. 27, 2003--Point Therapeutics, Inc. (OTC BB: POTP.OB) today reported financial results for the fiscal quarter ending December 31, 2002.
    Point reported a net loss of $2,011,000, or $0.22 per share, in the fourth quarter of 2002, compared with a net loss of $1,628,000, or $0.22 per share, in the fourth quarter of 2001. Research and development expenses increased to $1,505,000 in the fourth quarter of 2002, from $860,000 in the fourth quarter of 2001, primarily due to costs associated with the ongoing PT-100 clinical program and preclinical research efforts in Point's hematopoietic and anti-tumor programs. General and administrative expenses decreased to $544,000 in the fourth quarter of 2002, from $802,000 in the fourth quarter of 2001, due to legal costs incurred during 2001 associated with the merger with HMSR, Inc. which was completed in March 2002.
    Point reported a net loss of $7,479,000, or $0.84 per share, for the fiscal year ending December 31, 2002, compared to a net loss of $5,207,000, or $0.74 per share, for the fiscal year ending December 31, 2001. Research and development expenses increased to $5,160,000 for the fiscal year ending December 31, 2002, from $3,422,000 for the fiscal year ending December 31, 2001. General and administrative expenses increased to $2,501,000 for the fiscal year ending December 31, 2002, from $2,010,000 for the fiscal year ending December 31, 2001.
    Point's cash and investment balance as of December 31, 2002 was $12,005,000. Interest income was $38,000 in the fourth quarter of 2002 compared to $34,000 in the fourth quarter of 2001. Interest income was $183,000 for the fiscal year ending December 31, 2002 compared to $225,000 for the fiscal year ending December 31, 2001. The decrease in interest income was principally due to lower interest rates in 2002 compared to the same periods in 2001 offset in part by a higher cash balance in 2002.

    ABOUT POINT THERAPEUTICS, INC.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of certain hematopoietic disorders and a variety of cancerous tumors. Point's lead product candidate, PT-100, has the potential to treat a number of different hematopoietic disorders, such as neutropenia and anemia. PT-100 is currently being evaluated in a Phase I/II clinical study where cancer patients undergoing chemotherapy are treated with PT-100 as an adjunct therapy for the treatment of neutropenia. Point is also developing PT-100 as a potential therapy to inhibit the growth of certain cancerous tumors. We currently plan to initiate a clinical program in 2003 to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with Non-Hodgkin's lymphoma.
    On March 15, 2002 Point merged with HMSR Inc. (formerly Hemasure Inc.), a publicly traded company. HMSR Inc.'s name was changed at that time to Point Therapeutics, Inc., and the trading symbol was changed to "POTP".
    Point's business operations after the merger consist solely of the business previously conducted by Point Therapeutics Massachusetts, Inc. (formerly Point Therapeutics, Inc.), which is now a wholly-owned subsidiary of Point, and the historical financial statements prior to the merger consist solely of the financial statements for Point Therapeutics Massachusetts, Inc.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals,
(iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)


                    Three months ended        Twelve months ended
                       December 31,               December 31,
                    2002         2001          2002         2001
REVENUES
 License revenue          $-           $-            $-           $-
 Sponsored
  research
  revenue                  -            -             -            -
    Total
     revenues              -            -             -            -


OPERATING
 EXPENSES
 Research and
  development      1,505,492      860,302     5,159,957    3,422,358
 General and
  administrative     543,516      801,824     2,501,187    2,010,127
    Total
     operating
     expenses      2,049,008    1,662,126     7,661,144    5,432,485

Net loss from
 operations       (2,049,008)  (1,662,126)   (7,661,144)  (5,432,485)


Interest income       38,200       34,196       182,559      225,463
Interest expense           -            -             -            -

Net loss         $(2,010,808) $(1,627,930)  $(7,478,585) $(5,207,022)

Basic and
 diluted net
 loss per common
 share                $(0.22)      $(0.22)       $(0.84)      $(0.74)

Basis and
 diluted
 weighted
 average common
 shares
 outstanding       9,275,755    7,386,565     8,897,917    7,017,145



                                                          Period from
                                                         Sept. 3, 1996
                                                           (date of
                                                           inception)
                                                            through
                                                         Dec. 31, 2002

REVENUES
 License revenue                                           $5,000,000
 Sponsored
  research
  revenue                                                   2,400,000
    Total
     revenues                                               7,400,000


OPERATING
 EXPENSES
 Research and
  development                                              17,363,310
 General and
  administrative                                            7,670,808
    Total
     operating
     expenses                                              25,034,118

Net loss from
 operations                                               (17,634,118)


Interest income                                               907,180
Interest expense                                              (82,652)

Net loss                                                 $(16,809,590)



                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)


                                                Dec. 31,    Dec. 31,
                                                  2002        2001

ASSETS
Cash, cash equivalents and marketable
 securities                                   $12,005,495  $5,563,344
Property and equipment, net                       273,385      81,187
Other assets                                      273,694       6,532

Total assets                                  $12,552,574  $5,651,063



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                            $1,400,303  $1,372,313
Other liabilities                                  57,055      60,634
Total stockholders' equity                     11,095,216   4,218,116

Total liabilities and stockholders' equity    $12,552,574  $5,651,063


    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617/933-2130